UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2008

CONSTELLATION ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12869	52-1964611
(Commission File Number)	(IRS Employer Identification No.)

750 E. Pratt Street, Baltimore, MD	21202
(Address of Principal Executive Offices)	(Zip Code)

(410) 470-2800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Merger Agreement

On September 19, 2008, Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Constellation, MidAmerican Energy Holdings Company, an Iowa corporation (“MidAmerican”), and MEHC Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of MidAmerican (the “Merger Sub”). A copy of the Merger Agreement is attached as Exhibit 2.1 to this report.

As discussed below, simultaneous with execution of the Merger Agreement, MidAmerican agreed to make a $1 billion investment into Constellation, in exchange for shares of 8% convertible preferred stock of Constellation. It is expected that such investment will be completed on September 22, 2008, in accordance with the terms of that certain Stock Purchase Agreement, dated as of September 19, 2008, by and between Constellation and MidAmerican (the “Purchase Agreement”), described below and the other related documents (also described below). Neither the preferred stock nor the securities received upon conversion of the preferred stock will entitle MidAmerican to vote on approval of the Merger (as defined below).

Merger. The Merger Agreement provides for the merger of Merger Sub with and into Constellation on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with Constellation continuing as the surviving corporation in the Merger. As a result of the Merger, Constellation will become a wholly owned subsidiary of MidAmerican.

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, without par value, of Constellation (the “Company Common Stock”) issued and outstanding as of the Effective Time (other than shares of Company Common Stock owned by MidAmerican or by any wholly owned subsidiary of Constellation or MidAmerican) shall be converted into the right to receive cash in the amount of $26.50 per share, without interest.

Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement also contains customary representations, warranties and covenants of both Constellation and MidAmerican. These covenants include an obligation of Constellation to conduct its business in a manner substantially consistent with its current practice. In addition, if Constellation chooses to do so, it will be permitted to operate consistent with a new business plan (following the adoption of the new business plan once proposed by Constellation and consented to by MidAmerican) that provides for a reduction in the leverage and risk volatility of Constellation’s trading operation. The Merger Agreement also prohibits Constellation from initiating, soliciting or encouraging alternative takeover proposals and limits Constellation’s ability to engage in negotiations regarding unsolicited alternative takeover proposals or to withdraw, modify or amend the recommendation of the Constellation board of directors to the Constellation shareholders in favor of the approval of the Merger. Under certain limited circumstances set forth in the Merger Agreement, Constellation may engage in negotiations regarding unsolicited alternative takeover proposals or to withdraw, modify or amend the recommendation of the Constellation board of directors to the Constellation shareholders in favor of the approval of the Merger, however, Constellation may not terminate the Merger Agreement upon a change of the recommendation until the Constellation shareholders have voted on and failed to approve the Merger.

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the holders of a majority of the outstanding shares of the Company Common Stock, (ii) the receipt of required regulatory approvals, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the absence of the occurrence of a Material Adverse Effect (as defined in the Merger Agreement) on Constellation from the date of the Merger Agreement, (v) all unsecured senior debt of Constellation being rated investment grade or better with no less than a stable outlook by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group, Inc. and Fitch, Inc., (vi) the receipt of payoff letters from the lenders under Constellation’s credit facilities or the receipt of a waiver from such lenders of any default under the credit facilities as a result of the Merger, (vii) the receipt of waivers of employees, officers or directors of Constellation of any rights to receive equity in the surviving corporation in the Merger as a result of any change of control or severance agreement (all of which have been obtained by Constellation as described in Item 5.02 of this report below), (viii) MidAmerican not having determined that either the retail and/or wholesale businesses or assets of Constellation and its subsidiaries and joint ventures taken as a whole have materially deteriorated since June 30, 2008 (the parties agreeing in the Merger Agreement that an adverse change in the net economic value of such businesses or assets in excess of $400 million since June 30, 2008 will be deemed material), and (ix) other customary closing conditions.

Termination; Termination Fees. The Merger Agreement may be terminated under certain circumstances. Subject to the terms of the Merger Agreement, MidAmerican may terminate the agreement on or prior to the expiration date of the period ending fourteen days following the later of (i) September 18, 2008 and (ii) the date MidAmerican and Constellation mutually agree that MidAmerican and its representatives have been given full access to Constellation’s books and records and personnel relating to the retail and wholesale businesses (the “Due Diligence Termination Date”), if MidAmerican determines that, since June 30, 2008 to the date of termination, either the retail and/or wholesale businesses or assets of Constellation and its subsidiaries and joint ventures taken as a whole have materially deteriorated (the parties agreeing in the Merger Agreement that for this purpose an adverse change in the net economic value of such businesses or assets in excess of $200 million from June 30, 2008 will be deemed material) (the “Limited Due Diligence Termination Right”). The Merger Agreement also includes other customary termination rights of the parties to the agreement. Upon the termination of the Merger Agreement (other than in the case of the exercise by MidAmerican of the Limited Due Diligence Termination Right or a termination by Constellation as a result of the breach of the agreement by MidAmerican) after the Due Diligence Termination Date, Constellation will be required to pay MidAmerican a termination fee of $175 million.

Limitation of Remedies. Constellation agreed in the Merger Agreement that its remedies would be limited to damage claims, with the maximum aggregate liability of MidAmerican for losses or damages in connection with the Merger Agreement being limited in amount to $1 billion. Constellation’s recourse for such losses or damages is limited to the securities issued pursuant to the Purchase Agreement or upon conversion thereof (as described below) or the proceeds of the redemption or repayment of the preferred stock or notes included therein.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Stock Purchase Agreement

On September 19, 2008, Constellation entered into the Stock Purchase Agreement with MidAmerican providing for the private placement of 10,000 shares of Series A Convertible Preferred Stock of Constellation (the “Series A Preferred Stock”) for an aggregate purchase price of $1 billion. The Series A Preferred Stock is convertible into shares of Company Common Stock and senior unsecured promissory notes (the “14% Senior Notes”) of Constellation. The Purchase Agreement contains certain termination rights for Constellation and MidAmerican, as the case may be: by mutual consent; if the closing has not occurred by September 24, 2008; if a final, non-appealable judgment or order is in place that prohibits the investment; and if the Merger Agreement is terminated. The Purchase Agreement is also subject to customary conditions precedent applicable to both parties, including by MidAmerican if a Material Adverse Effect (as defined in the Purchase Agreement) has occurred since the execution of the Purchase Agreement. The parties expect the investment to be completed on September 22, 2008, immediately following acceptance by the State of Maryland of the Articles Supplementary (which are defined and described below).

Series A Preferred Stock

In accordance with the Purchase Agreement, Constellation will file articles supplementary (“Articles Supplementary”) with the State of Maryland that designates certain preferences, conversion and other rights, and the terms and condition of redemption of the Series A Preferred Stock. The Articles Supplementary are to be filed with the State of Maryland on September 22, 2008. Under the Articles Supplementary, the Series A Preferred Stock ranks senior to all classes of common stock of Constellation and accrues dividends at a rate of 8% per annum, subject to certain adjustments, payable quarterly in cash. In the event of a liquidation or change of control, holders of the Series A Preferred Stock will be entitled to receive 100% of the stated value for each share plus all accrued but unpaid dividends.

Under the Articles Supplementary and the Investor Rights Agreement (as defined and discussed below), Constellation has agreed to increase the number of members of its Board of Directors by one, and MidAmerican has the right to nominate one individual to the new directorship so long as MidAmerican and its affiliates beneficially own at least 33.3% of the shares of Series A Preferred Stock that was originally issued to MidAmerican. The Board of Directors of Constellation must include such nominee in the slate of nominees recommended by the Board of Directors for election at the 2009 annual meeting of stockholders of Constellation and for reelection at every meeting thereafter, so long as MidAmerican retains the nomination right. If MidAmerican does not exercise its right to nominate one individual to the new directorship, it may appoint a board observer who has the right to attend and participate in all meetings of, and receive all material distributed to, the Board of Directors (subject to customary exceptions), but is not be entitled to vote at meetings of the Board of Directors or any committees thereof.

The Articles Supplementary provide that so long as any shares of the Series A Preferred Stock are outstanding, Constellation may not, without the vote of more than 50% of the then-outstanding shares of Series A Preferred Stock, voting together as a single class (i) amend any provision of Constellation’s charter or bylaws in any manner that would adversely affect the rights of the Series A Preferred Stock or issue any senior stock or parity stock or any security convertible into, or exchangeable or exercisable for, shares of senior stock or parity stock; (ii) authorize or effect a voluntary or involuntary liquidation, dissolution or winding up; (iii) amend any provision of Constellation’s or a subsidiary’s charter or bylaws or issue any shares of capital stock having a right to dividends (other than the Company Common Stock) or redemption; (iv) (a) incur indebtedness other than as specified in the Articles Supplementary, (b) increase the amount of Constellation’s regular quarterly common stock dividend, (c) pay or distribute assets to holders of Constellation’s capital stock or (d) engage in a self tender offer, redemption or share repurchase (whether privately negotiated or open market repurchases); (v) if dividends have not been paid in full to holders of the Series A Preferred Stock on two consecutive dividend payment dates, take any action that requires the approval of holders of common stock or other capital stock, other than the election of members of the Board of Directors and the ratification of Constellation’s independent auditor at Constellation’s regularly scheduled annual stockholders meeting; or (vi) enter into any transaction with any officer, director or beneficial owner of five percent or more of the common stock or any affiliate, other than employment and compensation arrangements for officers, employees and directors in the ordinary course of business consistent with past practice.

In addition, the Articles Supplementary provide that on September 22, 2010, Constellation shall, and in the event that MidAmerican exercises the Limited Due Diligence Termination Right pursuant to the Merger Agreement, for a period of 180 days after the date MidAmerican exercises such right, Constellation has the right to, redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock for an amount in cash equal to 100% of the stated value for each share of Series Preferred Stock plus all accrued but unpaid dividends, subject to the rights of the Series A Preferred Stock in the case of an intervening liquidation or change of control. The Series A Preferred Stock will not be convertible during this six-month period. In addition, if Constellation terminates the Merger Agreement due to a breach by MidAmerican or Merger Sub, the Series A Preferred Stock will not be convertible and Constellation will have a period of two years from the termination date to redeem all, but not less than all, of the Series A Preferred Stock for an amount in cash equal to 100% of the stated value for each share of Series Preferred Stock plus all accrued but unpaid dividends, subject to the rights of the Series A Preferred Stock in the case of an intervening liquidation or change of control.

Upon the occurrence of a conversion event (as described below), each share of Series A Preferred Stock shall be automatically converted into (A) the number of shares of common stock equal to the quotient of (i) 19.9% of Constellation’s outstanding shares of common stock on September 22, 2008 divided by (ii) 10,000, subject to certain adjustments, and (B) $1 billion in aggregate principal amount of Constellation’s 14% Senior Notes (described below). In the event Constellation has not received all regulatory approvals required for the issuance of the shares of common stock due to a holder upon conversion of such holder’s shares of Series A Preferred Stock, Constellation must make a cash payment to the holder in lieu of the issuance of the shares of common stock that are otherwise due to such holder in amount equal to (i) the number of shares of common stock issuable to such holder and not issued multiplied by (ii) $26.50, subject to certain adjustments. Under the Articles Supplementary, the Series A Preferred Stock is convertible upon the first to occur of (i) the date that is 180 days following the date MidAmerican exercises its limited due diligence termination right if Constellation has not redeemed the Series A Preferred Stock as of such date, (ii) the date the Merger Agreement is terminated (other than upon exercise of the Limited Due Diligence Termination Right or due to a breach of the Merger Agreement by MidAmerican or Merger Sub) and (iii) the date of termination of the Merger Agreement due to a failure to close the Merger by the outside date specified in the Merger (nine months from the date of the Merger Agreement, subject to a three-month extension as specified in the Merger Agreement).

The foregoing descriptions of the Purchase Agreement and the Articles Supplementary do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Articles Supplementary, copies of which are attached hereto as Exhibit 10.1 and Exhibit 3.1, respectively, and incorporated herein by reference.

The Merger Agreement and the Purchase Agreement have been included as exhibits to this Current Report on Form 8-K to provide you with information regarding its terms. They are not intended to provide any other factual information about Constellation. The Merger Agreement and the Purchase Agreement contain representations and warranties that the parties thereto made to each other as of specific dates. The assertions embodied in the representations and warranties in the Merger Agreement and the Purchase Agreement were made solely for purposes of the Merger Agreement and the Purchase Agreement and the transactions and agreements contemplated thereby among the respective parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties to the Merger Agreement and the Purchase Agreement rather than establishing matters as facts.

14% Senior Notes

The 14% Senior Notes will be in an aggregate principal amount of $1 billion and will accrue dividends at a rate of 14% per annum, payable monthly in cash. If an event of default (as defined in the 14% Senior Notes) has occurred and is continuing, interest will accrue at 17%. The 14% Senior Notes mature and become due and payable on December 31, 2009.

Pursuant to the 14% Senior Notes, Constellation is subject to certain affirmative covenants relating to the payment of its obligations, the conduct of its business and corporate existence, maintenance of its property and insurance and the inspection of its books and records. In addition, Constellation is subject to certain negative covenants relating to limitations on: indebtedness of Constellation and its subsidiaries; incurring certain liens; engaging in certain fundamental changes of Constellation; the sale of assets; certain types of restricted payments; investments, loans and advances; acquisitions and transactions with affiliates; optional payments and modifications to debt instruments; and the issuance of capital stock. Upon an event of default (as defined in the 14% Senior Notes), holders of the Series A Preferred Stock may declare the 14% Senior Notes due and payable; provided, however, that an event of default relating to bankruptcy or insolvency, then the 14% Senior Notes will automatically become due and payable.

The foregoing description of the 14 % Senior Notes does not purport to be complete and is qualified in its entirety by reference to the form of 14 % Senior Notes, a copy of which are is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Investor Rights Agreement

In connection with entering into the Purchase Agreement, Constellation and MidAmerican also entered into that certain Investor Rights Agreement, dated as of September 19, 2008, by and between Constellation and MidAmerican (the “Investor Rights Agreement”). Under the Investor Rights Agreement, the Series A Preferred Stock , the shares of Company Common Stock issuable upon the exercise of the Series A Preferred Stock, the 14% Senior Notes, any other shares of Company Common

Stock acquired by MidAmerican and any Company Common Stock issued as a dividend or other distribution in respect of the foregoing securities (collectively, the “Registrable Securities”) are subject to certain registration rights. Under the Investor Rights Agreement, Constellation has agreed to two demand registration rights by MidAmerican and unlimited piggy-back registration rights. Under the Investor Rights Agreement, Constellation has agreed to file a registration statement with the Securities and Exchange Commission within 60 days after receiving notice from MidAmerican requesting that Constellation file a registration statement covering Registrable Securities having an aggregate price to the public (net of any underwriter’s discounts or commissions) greater than $25 million. Constellation will pay all expenses incurred in connection with the registration, except for underwriting discounts and commissions. The registration rights terminate after the earlier of (i) three years following the consummation of the sale of securities pursuant to a registration statement filed by Constellation in connection with the initial firm commitment underwritten offering of its securities to the general public or (ii) as to any holder, such time at which all Registrable Securities held by such holder can be sold in any 90 day period without registration in compliance with Rule 144.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

*    *    *    *

Forward-Looking Statements. This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation and MidAmerican and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Constellation and MidAmerican. Actual results may differ materially from the results anticipated in these forward-looking statements. There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Constellation’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Constellation; a material deterioration in Constellation’s retail and/or wholesale businesses and assets; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities. Additional factors that could cause Constellation’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement Constellation intends to file with the Securities and Exchange Commission and mail to its shareholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge. Constellation assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information and Where to Find It. This communication is being made in respect of the proposed merger transaction involving Constellation and MidAmerican. In connection with the proposed transaction, Constellation will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available because it will contain important information about the transaction. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings made by Constellation regarding Constellation, MidAmerican and the proposed transaction, without charge, at the Securities and Exchange

Commission’s Internet site (http://www.sec.gov). These materials can also be obtained, when available, without charge, by directing a request to Constellation, Shareholder Services, 100 Constellation Way, Baltimore, Maryland 21202.

Participants in the Solicitation. Constellation, MidAmerican and their respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from Constellation’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Constellation is included in its Annual Report on Form 10-K for the year ended December 31, 2007 and Constellation’s notice of annual meeting and proxy statement for its most recent annual meeting, which were filed with the Securities and Exchange Commission on February 27, 2008 and April 29, 2008, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction.

No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 3.02	Unregistered Sales of Equity Securities

On September 19, 2008, in connection with the execution of the Merger Agreement described in Item 1.01 above, Constellation entered into the Purchase Agreement with MidAmerican providing for the private placement of the Series A Preferred Stock of Constellation for an aggregate purchase price of $1 billion. The Series A Preferred Stock is convertible into shares of Company Common Stock and the 14% Senior Notes of Constellation.

The sale of the Series A Preferred Stock, the shares of Company Common Stock and the 14% Senior Notes issuable upon exercise of the Series A Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Constellation is relying upon the exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section. MidAmerican has represented that it was an accredited investor, as such term is defined in Regulation D under the Securities Act, and that it was acquiring the securities for its own account and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities.

Item 3.03	Material Modifications to Rights of Security Holders

As described in Item 1.01, in accordance with the Purchase Agreement, Constellation will file the Articles Supplementary with the State of Maryland that designates certain preferences, conversion and other rights, and the terms and condition of redemption of the Series A Preferred Stock, and will issue shares of Series A Preferred Stock upon the terms and subject to the conditions set forth in the Purchase Agreement. The Articles Supplementary are to be filed with the State of Maryland on September 22, 2008 and the issuance of the shares of the Series A Preferred Stock is expected to be issued immediately thereafter. The issuance of the Series A Preferred Stock will affect the rights and preferences of the holders of the Company Common Stock as described in Item 1.01 above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the execution of the Merger Agreement, on September 19, 2008, six officers of Constellation, including Mayo Shattuck, Constellation’s Chief Executive Officer, John Collins, Constellation’s Chief Financial Officer, and Thomas Brooks, an Executive Vice President of Constellation, executed waivers of rights to receive equity in the surviving corporation in the Merger that they otherwise would have been entitled to receive as a result of existing change of control or severance agreements. The waivers terminate upon any termination of the Merger Agreement prior to the consummation of the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described in Item 1.01, in accordance with the Purchase Agreement, Constellation will file the Articles Supplementary with the State of Maryland that designates certain preferences, conversion and other rights, and the terms and condition of redemption of the Series A Preferred Stock. The Articles Supplementary are to be filed with the State of Maryland on September 22, 2008.

Item 8.01	Other Events

On September 19, 2008, in connection with the execution of the Merger Agreement and the Purchase Agreement described in Item 1.01 above, Constellation and MidAmerican issued a joint press release announcing the agreements between the parties a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 19, 2008, by and among Constellation Energy Group, Inc., MidAmerican Energy Holdings, Inc., and MEHC Merger Sub, Inc.

3.1	Articles Supplementary of Constellation Energy Group, Inc., dated as of September 19, 2008.

10.1	Stock Purchase Agreement, dated as of September 19, 2008, by and among Constellation Energy Group, Inc. and MidAmerican Energy Holdings, Inc.

10.2	Form of Promissory Note to be Issued to MidAmerican Energy Holdings, Inc.

10.3	Investor Rights Agreement, dated as of September 19, 2008, by and among Constellation Energy Group, Inc. and MidAmerican Energy Holdings, Inc.

99.1	Joint Press Release of Constellation Energy Group, Inc. and MidAmerican Energy Holdings, Inc., dated September 19, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 22, 2008.

CONSTELLATION ENERGY GROUP, INC.

By:	/s/ Charles A. Berardesco
Charles A. Berardesco
Its:	Vice President, Deputy General Counsel, Chief Compliance Officer and Corporate Secretary